Exhibit 10.71

SECTION B — Supplies or Services and Prices

CLINs 0001 and 0002 (Cost plus Fixed Fee)

B.1                               The Contractor, as an independent contractor and not as an agent of the Government, shall, in accordance with the terms and conditions more particularly set forth below, furnish all management, facilities, supplies, personnel, and equipment and shall do all which is necessary or incident to the satisfactory and timely performance of the work as proposed and accepted by the Government.

B.2                               It is the intention of the parties that this contract reflects the provisions of FAR 16.306 to constitute a Cost plus Fixed Fee contract as defined therein. The work performed hereunder shall be performed by personnel possessing no less than the level of qualifications proposed by the Contractor and considered by the Government in awarding this contract.

B.3                               The final price of this contract shall be the total of all costs determined reimbursable in accordance with the Allowable Cost and Payment Clause, FAR 52.216-7, but not exceeding the estimated cost which is specified above.

ITEM NO 0001	SUPPLIES/SERVICES	QUANTITY	UNIT Dollars, U.S.	UNIT PRICE	AMOUNT $630,738.00
	SCIENTIFIC RESEARCH SERVICES
	Cost Plus Fixed

Small Business Innovative Research (SBIR) Phase II proposal titled, “Improved Venezuelan Equine Encephalitis Virus Vaccines” sets forth the research to be completed under this contract line item number.

	Purchase Request Number: 56273CHCBD209265
	Project: CBD08-105

			Estimated Cost		$595,036.00
			Fixed Fee		$35,702.00
			Total Est. Cost + Fee		$630,738.00
	ACRN AA
	CIN: 56273CHCBD2092650001				$630,738.00

ITEM NO 0002	SUPPLIES/SERVICES	QUANTITY	UNIT Dollars, U.S.	UNIT PRICE	AMOUNT $119,261.00
Option	SCIENTIFIC RESEARCH SERVICES
	Cost Plus Fixed

Small Business Innovative Research (SBIR) Phase II proposal titled, “Improved Venezuelan Equine Encephalitis Virus Vaccines” sets forth the research to be completed under this contract line item number.

	Purchase Request Number: 56273CHCBD209265
	Project: CBD08-105

			Estimated Cost		$112,510.00
			Fixed Fee		$6,751.00
			Total Est. Cost + Fee		$119,261.00

SECTION C - Descriptions and Specifications

(Cost plus Fixed Fee)

C.1                               The research and services required under Section B shall be performed in accordance with the contractor’s Small Business Innovative Research (SBIR) Phase II proposal C081-105-0080 titled, Multiple Indication Adjuvants. The above noted proposal is incorporated herein by reference and a copy is on file at the U.S. Army Research Office.

C.2                               In the event of an inconsistency between the provisions of this contract and the Contractor’s proposal, the inconsistency shall be resolved by giving precedence in the following order: (a) the contract, (b) other attachments or modifications to the contract, and (c) the technical proposal.

C.3                               The named Principle Investigator shall be closely involved and continuously responsible for the conduct of the work. The PI for this project is Dr. Ramon Flick. A change to the PI requires prior approval by the Contracting Officer through a modification to the contract.

SECTION D - Packaging and Marking

Cost Plus Fixed Fee

D.1.                           Packaging (preservation and packing) and marking of deliverable items called for under this contract shall be in accordance with Contractor’s best commercial practice to insure safe arrival at destination.

SECTION E - Inspection and Acceptance

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government

The following contract clause is pertinent to this section and is hereby incorporated by reference:

REF #:	FAR CLAUSE	CLAUSE TITLE AND DATE
1	52.246-9	INSPECTION OF RESEARCH AND DEVELOPMENT (SHORT FORM) APR 1984

E.1.  The contractor will submit all scientific reports to the office specified in Section F.2 (a) and (b) of the contract for inspection and acceptance. Reports shall be prepared in accordance with the SBIR program solicitation and in accordance with Sections F.2 and F.3 of this contract.

SECTION F - Deliveries or Performance

CLINs 0001 and 0002 (Cost plus Fixed Fee)

The following contract clauses are hereby incorporated by reference:

Ref #	FAR Clause #	Clause Title	Date
1.	52.242-15	Stop Work Order	(AUG 1989)
	Alternate I		(AUG 1989)
2.	52.247-34	F.O.B. Destination	(NOV 1991)

F.1  Performance Period:

CLIN 0001: The research called for during CLIN 0001 shall be performed for a period not to exceed twelve months starting on the effective date of this contract (see block 3 on the Standard Form 26).

CLIN 0002: This contract also contains a twelve month option that may be unilaterally exercised by the government (see FAR Clause 52.217-9 located in Section I of the contract). If the Government elects to exercise the option period; the period of performance will start on the effective date of the modification and shall conclude 12 months thereafter.

CLIN	DELIVERY DATE	QTY	SHIP TO ADDRESS
0001	30 JUL 2010	N/A	Transportation Office - W36QYT PR PROP BK ACCT Durham PO Box 12211 Research Triangle Park NC 27709-2211 FOB: Destination
0002	30 JUL 2011	N/A	(Same as above)

F.2  Delivery of Data: Reports called for by this contract shall be delivered as follows:

a.  Quarterly Progress Reports — (1 copy) These reports must be received by the 20th day of the month  following the end of the preceding quarter. The quarterly reports shall include a completed SF 298 (http://www.arl.army.mil/main/main/default.cfm?Action=29&Page=218), “Report Documentation Page”. Quarterly reports shall be submitted electronically in PDF format to https://extranet.aro.army.mil. Hard copies will be accepted if electronic submission is not possible. If hard copies are sent, send 2 copies to the appropriate address shown below.

VIA U. S. MAIL: U. S. Army Research Office ATTN: AMSRL-RO-S P. O. Box 12211 Research Triangle Park, NC 27709-2211	VIA OVERNIGHT CARRIER: U. S. Army Research Office ATTN: AMSRL-RO-S 4300 South Miami Boulevard Durham, NC 27703-9142

b. Final Progress Report — (3 copies) Submitted within ninety (90) days of the expiration of the performance period specified in F.1 above or any extension thereto. Administrative costs are permitted for the development of the Final Progress Report even if beyond period of performance but total payment not-to-exceed the total negotiated contract line item amount. The Final Progress Report, SF 298, copy of Final Voucher, and DD Form 882 shall be submitted to one of the addresses in F.2.a. above. Distribution for the final report shall be in accordance with the instructions shown in F.2 above.

c.  DD Form 882, Report of Inventions and Subcontracts (2 copies) - The contractor shall disclose each subject invention to the ARO agency within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

F.3  Reports: Quarterly reports and a final report are required for each Phase II project. All reports shall include a completed SF 298, “Report Documentation Page” as the first page identifying the purpose of the work, a brief description of the work carried out, the findings or results, and potential applications of the effort. The summary may be published by DoD and therefore must not contain proprietary or classified information. The balance of the report should indicate in detail the project objectives; work carried out, and results obtained. In completing the SF 298, the following issues need to be addressed:

a. Block 12a (Distribution/Availability Statement) of the SF 298 in each unclassified final report must contain one of the following statements:

1. Distribution authorized to U.S. Government Agencies only; contains proprietary information.

2. Approved for public release; distribution unlimited.

b. Block 13 (Abstract) of the SF 298 must include as the first sentence, “Report developed under SBIR contract W911NF-09-C-0072 for topic “CBD08-105”. The abstract must identify the purpose of the work, a brief description of the work carried out, the findings or results, and potential applications of the effort. Since the DoD will publish the abstract, it must not contain proprietary or classified data.

c. Block 14 (Subject Terms) of the 298 must include the term “SBIR Report.”

d. The final payment on the contract will not be processed until all deliverables are received.

e. The Army Research Office (ARO) will make primary distribution to the Defense Technical Information Center (DTIC), who secondarily distributes the unclassified and unlimited distribution reports to the National Technical Information Service (NTIS) for sale to the general public. DTIC distributes limited distribution reports according to the limitations imposed by the sponsored agency.

Note: Reporting instructions are further defined in ARO Form 18 found at
http://www.arl.army.mil/main/main/default.cfm?Action=29&Page=218.

F.4  Contractor Manpower Reporting Requirements:

Technical Cost Analysis of Contractor Manpower Reporting (CMR) Requirement
Accounting for Contract Services, otherwise known as contractor Manpower Reporting (CMR), is a Department of Defense Business Initiative Council (BIC) sponsored program to obtain better visibility of the contractor service workforce. This reporting requirement applies to all Army contracts. Offerors are instructed to include costs to report CMR data within their cost proposal.

The contractor is required to report contractor manpower information associated with performance of this contract action in support of Army requirements, to the Office, Assistant Secretary of the Army (Manpower and Reserve Affairs), using the secure Army data collection web-site at https://cmra.army.mil/.

SECTION G - Contract Administration Data

CLINs 0001 (Cost plus Fixed Fee)
Accounting and Appropriation Data:

Funding for CLIN 0001 is added as follows:

ACRN: AA	9780400260186N6N7C60605502BPM255YXR00008PM5627 3CHSAPM8XSAPM018129
AMOUNT :	$630,738.00
CIN	56273CHCBD2092650001

G.1             Delegation of Administrative Functions:
Per FAR Part 42, the Contracting Officer has delegate property administration and certain administrative responsibilities to the Defense Contract Management Agency provided herein.

The cognizant DCMA Office

DCMA Twin Cities

B.H. Whipple Federal Building

Room 1150

1 Federal Drive

Ft. Snelling, MN 55111

Phone#: 612-605-4100

DoDAAC: S2401A

G.2             Payment of voucher:

Payment vouchers (Standard Form 1034) shall be submitted no more frequently than twice a month through the wide area workflow (WAWF) database in accordance with FAR Clause 52.216-4, Allowable Cost and Payment.

All relevant DoDAAC codes are located in this document, these codes are required when input data into the WAWF database. You can track your payment information on the DFAS website at www.dod.mil/dfas/contractorpay/myinvoice.html.

G.3             Audit Functions:

Audit functions will be conducted by the following Defense Contract Audit Agency:

Minneapolis Branch Office — 03541

250 Marquette Avenue

Suite 525

Minneapolis, MN 55401-1872

DoDAAC: HAA240

Phone No: 612-343-7750

Email: dcaa-fao3541@dcaa.mil

Information on the audit process, including submission of vouchers is available from the Defense Contract Audit Agency. The contractor may request a copy of a guide entitled “Information for Contractors” (DCAAP 7641-90), August 1996, from Headquarters, Defense Contract Audit Agency, Operating Administrative Office, 8725 John J. Kingman Road, Suite 2135, Fort Belvoir, VA 22060-6219: Telephone No. (703) 767-1066: Facsimile No. (703) 767-1061; or request by e-mail: *CMO@hq1.dcaa.mil.  To ensure you have the necessary information to process billings and inquire if the DCAA office assigned to this contract has any procedures peculiar to that office, it is advisable you familiarize yourself with the audit process.

G.4             The Contracting Officer’s Technical Representative for this project is:

Dr. Jennifer Becker

US Army Research Office

P.O. Box 12211

Research Triangle Park, NC 27709-2211

Voice: (919) 549-4224

SECTION H - Special Contract Requirements

H.1          Release of Information: The Contractor agrees that in the release of information relating to this contract, such release shall include a statement to the effect that the project or effort depicted was or is sponsored by the Defense Advanced Research Projects Agency and U.S. Army Research Office, and that the content of the information does not necessarily reflect the position or the policy of the Government, and no official endorsement should be inferred. For the purpose of this provision, “information” includes news releases, articles, manuscripts, brochures, advertisements, still and motion pictures, speeches, trade association proceedings, symposia, etc.  The Contractor further agrees to include this provision in any subcontract awarded as a result of this contract.

H.2          Publications: Publication of results of the research project in appropriate professional journals is encouraged as an important method of recording and reporting scientific information. All information pertaining to this effort shall be submitted to and approved by DARPA prior to public release. One copy of each manuscript submitted for publication shall be forwarded to DARPA and ARO. Following publication, copies of reprints shall be submitted to the ARO in accordance with the reporting instructions in ARO Form 18. The Contracting Officer may request submission of publications to other addressees.

H.3          Research responsibility: The Contractor shall bear responsibility for the conduct of the research specified in the Contractor’s proposal identified din the contract. The Contractor will exercise judgment in obtaining the stated research objectives within the limits of the terms and conditions of the contract; provided, however, the Contractor will obtain the Contracting Officer’s approval to change the statement of work. Consistent with the foregoing the Contractor shall conduct the work as set forth in his proposal and accepted by the contract award. The Principal Investigator identified in the proposal shall be continuously responsible for the conduct of the research project and shall be closely involved with the research efforts. The Contractor shall advise the Contracting Officer if the Principal Investigator identified in the contract plans to devote less effort to the project than set forth in the proposal. The Contractor shall obtain the Contracting Officer’s approval prior to changing the named Principal Investigator.

H.4          Restriction on Printing: The government authorizes the reproduction of reports, data or other written material, if required, provided the material produced does not exceed 5,000 production units of any page, and items consisting of multiple pages do not exceed 25,000 production units in the aggregate. The Contractor shall obtain the express prior written authorization of the Contracting Officer to reproduce material in excess of the quantities cited above.

H.5          Security: If in the conduct of this contract, the Contractor develops information, which in the Contractor’s opinion might have an adverse effect on the national security if it were disclosed, the Contractor shall promptly notify the COR and should not disclose the information without the prior concurrence of the COR.

H.6          Export Licenses: The Contractor shall comply with all applicable U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR parts 730 through 799, in the performance of this contract. In the absence of available license exemptions/exceptions, the Contractor shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance. The Contractor shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of this contract, including instances where the work is to be performed on-site at any Government installation (whether within the U.S. or elsewhere), where the foreign person will have access to export-controlled technical data or software. The Contractor shall be responsible for all regulatory record keeping requirements associated with the use of licenses and license exemptions/exceptions.

H.7          Reimbursement of Travel and Per Diem Costs: The Government will reimburse the Contractor allowable travel costs incurred by the Contractor in performance of the contract in accordance with Far Subpart 31.2. Travel required for tasks assigned under this contract shall be governed in accordance with rules set forth for temporary duty travel in the Department of Defense Joint Travel Regulations, Volume II, for civilian personnel.

H.8          New Effort Certification: By execution of this contract, the Contractor certifies that he has not delivered nor is obligated to delivery to the Government under any contract or subcontract the same or substantially the same research that will be performed under this contract.

H.9          Safety: When and if applicable, the Contractor is required to comply with the safety provisions and guidelines specified in the following regulations:

AR 50-6 — Chemical Surety
AR 385-10 — Army Safety Program
AR 385-61 — Army Chemical Agent Safety Program
DA Pam 385-69 — Biological Defense Safety Program
42 CFR Part 73 — Select Agents and Toxins

Contractor shall ensure that all subcontractors comply with the aforementioned, where applicable.

H.10        Human Subjects: Research at funded organizations using human subjects may not begin until the U.S. Army Surgeon General’s Human Subjects Research Review Board (HSRRB) approves the protocol. Written approval to begin research or subcontract for the use of human subjects under the applicable protocol proposed for this award will be issued from the U.S. Army Medical Research and Materiel Command, HSRRB, under separate letter to the funded organization and the Principal Investigator. Non-compliance with any part of this provision may result in withholding of funds and/or the termination of the award.

The Principal Investigator will notify the ARO COR and the DARPA Program Manager within 24 hours if any of the following occur:  (i) the protocol is suspended, (ii) a death occurs as a consequence of the research protocol, or (iii) a life-threatening, adverse event occurs as a consequence of the research protocol.

By accepting funds under this contract, the Contractor assures that it will comply with applicable provisions of the Common Federal Policy for the Protection of Human Subjects, codified by the Department of Health and Human Services at 45 CFR Part 46 and implemented by the Department of Defense at 32 CFR Part 219.

H.11        Option: This contract is renewable, at the option of the Government and may be exercised at any time prior to the end of the time of performance cited in Section F, Subsection F.1. Should the Government exercise this option, written notification will be provided to the contractor by modification to this contract signed by the Contracting Officer.

SECTION I - Contract Clauses

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

FAR 52.252-2 Clauses Incorporated by Reference (FEB 1998)
This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): http://arlinside.arl.mil/offices/procure/library.htm or http://farsite.hill.af.mil/VFFARa.htm.

FAR CLAUSE #	TITLE	DATE
FAR 52.202-1	Definitions	(JUL 2004)
FAR 52.203-3	Gratuities	(APR 1984)
FAR 52.203-5	Covenant Against Contingent Fees	(APR 1984)
FAR 52.203-6	Restrictions on Subcontractor Sales to the Government	(SEP 2006)
FAR 52.203-7	Anti-Kickback Procedures	(JUL 1995)
FAR 52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	(JAN 1997)
FAR 52.203-10	Price or Fee Adjustment for Illegal or Improper Activity	(JAN 1997)
FAR 52.203-12	Limitation on Payments to Influence Certain Federal Transactions	(SEP 2007)
FAR 52.204-2	Security Requirements(Alternate 1)	(APR 1984)

FAR 52.204-4	Printed or Copied Double-Sided on Recycled Paper	(AUG 2000)
FAR 52.204-7	Central Contractor Registration	(APR 2008)
FAR 52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	(SEP 2006)
FAR 52.211-8	Time of Delivery (See Section F)	(JUN 1997)
FAR 52.215-2	Audit & Records—Negotiation	(MAR 2009)
	Alt II	(APR 1998)
FAR 52.215-8	Order of Precedence Uniform Contract Format	(OCT 1997)
FAR 52.215-10	Price Reduction For Defective Cost or Pricing Data	(OCT 1997)
FAR 52.215-12	Subcontractor Cost Or Pricing Data	(OCT 1997)
FAR 52.215-14	Integrity of Unit Prices	(OCT 1997)
FAR 52.215-15	Pension Adjustments and Asset Reversions	(OCT 2004)
FAR 52.215-17	Waive of Facilities Capital Cost of Money	(OCT 1997)
FAR 52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	(JUL 2005)
FAR 52.215-19	Notification of Ownership Changes	(OCT 1997)
FAR 52.216-7	Allowable Cost and Payment	(DEC 2002)
FAR 52.216-8	Fixed Fee	(MAR 1997)
FAR 52.217-9	Option to Extend the Term of the Contract	(MAR 2000)
FAR 52.219-8	Utilization of Small, Small Disadvantaged and Women-Owned Small Business Concerns	(MAY 2004)
FAR 52.222-2	Payment for Overtime Premiums	(JUL 1990)
FAR 52.222-3	Convict Labor	(JUN 2003)
FAR 52.222-21	Prohibition of Segregated Facilities	(FEB 1999)
FAR 52.222-26	Equal Opportunity	(MAY 2007)
FAR 52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	(SEP 2006)
FAR 52.222-36	Affirmative Action for Workers with Disabilities	(JUN 1998)
FAR 52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans	(SEP 2006)
FAR 52.222-39	Notification of Employee Rights Concerning Payment of Union Dues or Fees	(DEC 2004)
FAR 52.222-50	Combating Trafficking in Persons	(FEB 2009)

FAR CLAUSE #	TITLE	DATE
FAR 52.223-6	Drug-Free Workplace	(MAY 2001)
FAR 52.223-14	Toxic Chemical Release Reporting	(AUG 2003)
FAR 52.225-13	Restriction on Certain Foreign Purchases	(JUN 2008)
FAR 52.227-1	Authorization and Consent	(DEC 2007)
	Alternate I	(APR 1984)
FAR 52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement	(DEC 2007)
FAR 52.227-11	Patent Rights — Retention by the Contractor (Short Form)	(DEC 2007)
FAR 52.227-20	Rights in Data-SBIR	(DEC 2007)
FAR 52.228-7	Insurance—Liability to Third Persons	(MAR 1996)
FAR 52.230-3	Disclosure and Consistency of Cost Accounting Practices	(OCT 2008)
FAR 52.230-6	Administration of Cost Accounting Standards	(MAR 2008)
FAR 52.232-9	Limitation on Withholding of Payments	(APR 1984)
FAR 52.232-17	Interest	(OCT 2008)
FAR 52.232-18	Availability of Funds	(APR 1984)
FAR 52.232-20	Limitation of Cost	(APR 1984)
FAR 52.232-22	Limitation of Funds	(APR 1984)
FAR 52.232-23	Assignment of Claims	(JAN 1986)
FAR 52.232-25	Prompt Payment	(OCT 2003)
FAR 52.232-33	Payment by Electronic Funds Transfer Payment	(OCT 2003)
FAR 52.233-1	Disputes	(JUL 2002)
FAR 52.233-3	Protest After Award	(AUG 1996)
	Alternate I	(JUN 1985)
FAR 52.233-4	Applicable Law for Breach of Contract Claim	(OCT 2004)
FAR 52.242-1	Notice of Intent to Disallow Costs	(APR 1984)
FAR 52.242-3	Penalties for Unallowable Costs	(MAY 2001)
FAR 52.242-4	Certification of Final Indirect Costs	(JAN 1997)
FAR 52.242-13	Bankruptcy	(JUL 1995)
FAR 52.242-15	Stop-Work Order	(AUG 1989)
	Alternate I	(APR 1984)
FAR 52.243-2	Changes — Cost Reimbursement	(AUG 1987)
	Alternate I	(APR 1984)
FAR 52.244-2	Subcontracts	(JUN 2007)
	Alternate I	(JUN 2007)
FAR 52.244-5	Competition in Subcontracting	(DEC 1996)
FAR 52.244-6	Subcontracts for Commercial Items	(MAR 2007)
FAR 52.245-1	Government Property	(JUN 2007)
FAR 52.245-9	Use and Charges	(JUN 2007)
FAR 52.246-9	Inspection of Research and Development (Short Form)	(APR 1984)
FAR 52.247-1	Commercial Bill of Lading Notations	(FEB 2006)
FAR 52.247-63	Preference for U.S.-Flag Air Carriers	(JUN 2003)
FAR 52.249-6	Termination (Cost Reimbursement)	(MAY 2004)
FAR 52.249-14	Excusable Delays	(APR 1984)
FAR 52.253-1	Computer Generated Forms	(JAN 1991)
FAR 52.215-19	Notification of Ownership Changes	(OCT 1997)

(a) The Contractor shall make the following notifications in writing:

(1) When the Contractor becomes aware that a change in its ownership has occurred, or is certain to occur, that could result in changes in the valuation of its capitalized assets in the accounting records, the Contractor shall notify the Administrative Contracting Officer (ACO) within 30 days.

(2) The Contractor shall also notify the ACO within 30 days whenever changes to asset valuations or any other cost changes have occurred or are certain to occur as a result of a change in ownership.

(b) The Contractor shall —

(1) Maintain current, accurate, and complete inventory records of assets and their costs;

(2) Provide the ACO or designated representative ready access to the records upon request;

(3) Ensure that all individual and grouped assets, their capitalized values, accumulated depreciation or amortization, and remaining useful lives are identified accurately before and after each of the Contractor’s ownership changes; and

(4) Retain and continue to maintain depreciation and amortization schedules based on the asset records maintained before each Contractor ownership change.

(c) The Contractor shall include the substance of this clause in all subcontracts under this contract that meet the applicability requirement of FAR 15.408(k).

I.2.  DEFENSE ACQUISITION REGULATION SUPPLEMENT (48 CFR CHAPTER 2) CLAUSES:

DFARS CLAUSE #	TITLE	DATE
DFARS 252.201-7000	Contracting Officer’s Representative	(DEC 1991)
DFARS 252.203-7001	Prohibition on Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	(DEC 2008)
DFARS 252.203-7002	Requirement to Inform Employees of Whistleblower Rights	(JAN 2009)
DFARS 252.204-7001	Commercial and Government Entity (CAGE) Code Reporting	(AUG 1999)
DFARS 252.204-7003	Control of Government Personnel Work Product	(APR 1992)
DFARS 252.204-7004	Alternate A, Central Contractor Registration	(SEP 2007)
DFARS 252.204-7006	Billing Instructions	(OCT 2005)
DFARS 252.204-7009	Requirements Regarding Potential Access to Export-Controlled Items	(JUL 2008)
DFARS 252.204-7000	Disclosure of Information	(DEC 1991)
DFARS 252.205-7000	Provision of Information to Cooperative Agreement Holders	(DEC 1991)
DFARS 252.209-7004	Subcontracting with Firms That are Owned or Controlled by the Government of a Terrorist Country	(DEC 2006)
DFARS 252.215-7000	Pricing Adjustment	(DEC 1991)
DFARS 252.215-7002	Cost Estimating System Requirements	(DEC 2006)
DFARS 252.225-7001	Buy American Act and Balance of Payments Program.	(JUN 2005)
DFARS 252.225-7002	Qualifying Country Sources as Subcontractors.	(APR 2003)
DFARS 252.225-7012	Preference for Certain Domestic Commodities	(MAR 2008)
DFARS 252.225-7016	Restriction on Acquisition of Ball and Roller Bearings.	(MAR 2006)
DFARS 252.227-7016	Rights in Bid or Proposal Information	(JUN 1995)
DFARS 252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	(JUN 1995)
DFARS 252.227-7018	Rights in Noncommercial Technical Data and Computer Software— Small Business Innovation Research (SBIR) Program.	(JUN 1995)
DFARS 252.227-7019	Validation of Asserted Restrictions-Computer Software	(JUN 1995)
DFARS 252.227-7028	Technical Data or Computer Software Previously Delivered to the Government	(JUN 1995)
DFARS 252.227-7030	Technical Data — Withholding of Payment	(MAR 2000)
DFARS 252.227-7034	Patents-Subcontracts	(APR 1984)
DFARS 252.227-7037	Validation of Restrictive Markings on Technical Data	(SEP 1999)
DFARS 252.231-7000	Supplemental Cost Principles	(DEC 1991)
DFARS 252.232-7003	Electronic Submission of Payment Requests and Receiving Report	(MAR 2008)
DFARS 252.232-7010	Levies on Contract Payments	(DEC 2006)
DFARS 252.235-7003	Frequency Authorization	(DEC 1991)
DFARS 252.235-7010	Acknowledgment of Support & Disclaimer	(MAY 1995)
DFARS 252.235-7011	Final Scientific or Technical Report	(NOV 2004)
DFARS 252.243-7002	Request For Equitable Adjustment	(MAR 1998)
DFARS 252.246-7000	Material Inspection and Receiving Report	(JAN 2007)
DFARS 252.247-7023	Transportation of Supplies By Sea	(MAY 2002)